As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TANGO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1195036
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Binney St., Suite 700 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Barbara Weber, M.D.

President and Chief Executive Officer

Tango Therapeutics, Inc.

100 Binney St., Suite 700

Cambridge, MA 02142

(Name and address of agent for service)

(857) 320-4900

(Telephone number, including area code, of agent for service)

With a copy to:

Mitchell S. Bloom, Esq.

William D. Collins, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register the offer and sale of (i) an additional 4,377,321 shares of the Registrant’s common stock, $0.001 par value per share (“Common Stock”), to be issued under the Registrant’s 2021 Stock Option and Incentive Plan and (ii) an additional 875,464 shares of the Registrant’s Common Stock, to be issued under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-260258, filed by the Registrant on October 14, 2021, relating to the Registrant’s 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on September 10, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-8 filed with the SEC on October 14, 2021).

4.3	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.5 to the Registrant’s registration statement on Form S-4/A filed with the SEC on July 15, 2021).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

99.2	Forms of Award Agreements under the Tango Therapeutics, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

99.3	Tango Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 13, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on March 28, 2022.

Tango Therapeutics, Inc.

By:	/s/ Barbara Weber
Name:	Barbara Weber
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Barbara Weber and Daniella Beckman, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Barbara Weber	President, Chief Executive Officer and Director	March 28, 2022
Barbara Weber	(Principal Executive Officer)

/s/ Daniella Beckman	Chief Financial Officer	March 28, 2022
Daniella Beckman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexis Borisy	Director	March 28, 2022
Alexis Borisy

/s/ Lesley Calhoun	Director	March 28, 2022
Lesley Calhoun

/s/ Aaron Davis	Director	March 28, 2022
Aaron Davis

/s/ Reid Huber	Director	March 28, 2022
Reid Huber

/s/ Malte Peters	Director	March 28, 2022
Malte Peters

/s/ Mace Rothenberg	Director	March 28, 2022
Mace Rothenberg